CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS

                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 11, 1996

                       CHANNEL AMERICA BROADCASTING, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          FLORIDA                  0-7870             59-3229961
  ------------------------   -----------------   --------------------
  (State of Incorporation)      (Commission         (I.R.S Employer
                                File Number)        Identification No.)



                       1509 SOUTH FLORIDA AVENUE, SUITE 3
--------------------------------------------------------------------------------

                             LAKELAND, FLORIDA 33803
--------------------------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)


Registrant's telephone number, including area code      (941) 683-6467
                                                   -----------------------------


                                EVRO CORPORATION
--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report.)

ITEM 5. OTHER EVENTS.

On October 11, 1996, the Company held a special meeting of its shareholders in Lakeland, Florida. Shareholders present at the meeting by proxy or in person represented 2,318,286 common shares or 92.8% of the total 2,497,957 outstanding common shares as of the date of record of August 5, 1996. In addition, preferred stockholders with an aggregate of 1,614,065 voting rights out of a total of 1,782,591 preferred stock voting rights or 90.5% were represented by written action as being in attendance at the meeting.

INCREASE IN AUTHORIZED SHARES OF COMMON AND
PREFERRED STOCK

The shareholders approved an amendment to the Company's Articles of Incorporation pursuant to which the aggregate number of authorized shares of common stock that the Company has authority to issue was increased from 2,500,000 to 100,000,000 shares, with a par value of $.001 per share, and the aggregate number of authorized shares of preferred stock was increased from 1,250,000 to 25,000,000 shares, with a par value of $.001 per share. The primary reason for the increase in the number of shares of common stock is to enable the Company to consummate the acquisition of The Sports & Shopping Network, Inc. and Channel America Television Network, Inc. In addition, the increase in authorized shares of common stock will permit the Company to issue common stock to the holders of the Company's issued convertible debentures and preferred stock. Further, the Company believes that the increase in the number of authorized shares of common and preferred stock will give the Company added flexibility to act in the future with respect to financing programs, acquisitions and other corporate purposes without delay and expense of shareholder action each time an opportunity requiring the issuance of shares may arise.

CHANGE IN NAME OF COMPANY TO
CHANNEL AMERICA BROADCASTING, INC.

The shareholders authorized the Company to change its name from EVRO Corporation to Channel America Broadcasting, Inc. The Company believes that the new name better reflects the Company's current business focus. The Company amended its Articles of Incorporation on October 14, 1996 to reflect the change in corporate name, together with the increase in the number of authorized shares of common and preferred stock. The new cusip number for the Company's common shares will be 158913 10 3. In addition, the Company's common stock will trade on the Nasdaq Small Cap Market under the trading symbol CATV. The Company will begin trading under its new name and trading symbol on Friday, October 25, 1996.

ELECTION OF BOARD OF DIRECTORS

The shareholders also reelected Thomas L. Jensen, Stephen H. Cohen, D. Jerry Diamond and Max P. Cawal to the Board of Directors for the ensuing year.

AUTHORIZE PURCHASE OF FRACTIONAL SHARES

The shareholders authorized the Company to offer to purchase the fractional shares resulting from the one for twenty reverse stock split of the Company's stock effective January 26, 1995, at the market price on the date of the Shareholders' Meeting.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Date: October 24, 1996

                                         Channel America Broadcasting, Inc.

                                         By: /s/ O. DON LAUHER
                                             ------------------------------
                                                 O. Don Lauher
                                                 Chief Financial Officer